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                                                                    EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in this registration statement of Velocity Express Corporation, formerly known as United Shipping & Technology, Inc., on Form S-8 of our report dated April 13, 1999 with respect to the consolidated financial statements of United Shipping & Technology, Inc. included in its Annual Report on Form 10-KSB for the year ended June 30, 2001, filed with the Securities and Exchange Commission.


/s/ Lurie Besikof Lapidus & Company, LLP
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Lurie Besikof Lapidus & Company, LLP


Minneapolis, Minnesota
April 4, 2002